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                                                                    EXHIBIT 99.2
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In re:                                                       DEBTOR IN POSSESSION OPERATING REPORT
Casmyn Corp. a Colorado Corporation
28720 Canwood Street, Suite 207                              Report Number:    4
Agoura Hills, CA 91301              Debtor.                                ---------
-------------------------------------------------            For the Period FROM:    03/01/00
Chapter 11 Case No:  SV 99-23968-AG                                           TO:    03/31/00
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1. Profit and Loss Statement (Accrual Basis Only)
   A.  Related to Business Operations:
       Gross Sales
       Other Operating Revenues
                                                                             ----------------
       Gross Profit
       Less Operating Expenses:
            Officer Compensation                                                     $330,833
            Compensation and Fees - Others                                              7,183
                                                                             ----------------
              Total Compensation                                                                         $(338,016)
            Rent and Lease Exp. (Real Property and Personal Property)
            Insurance
            Utilities (Gas, Electricity, Water Telephone, etc.)                         2,342
            Depreciation and Amortization
            Filing Fees
            Repairs and Maintenance
            Publications
            Professional Services:
              Accounting                                                                2,320
              Legal
            Shareholder Related
            Supplies, Office Expenses, Photocopies, etc.                               10,480
            Taxes                                                                         800
            Travel and Entertainment                                                    2,694
            Transfers to S.A./Zimbabwe
            Miscellaneous Operating Expenses:
              Bankruptcy Related                                                      207,024
              Total Operating Expenses                                                                    (225,660)
                                                                                  ----------------     ---------------
                       Net Gain/Loss from Business Operations                                             (563,676)
     B.  Not related to Business Operations:
          Income:
              Interest Income                                                          13,292
              Other Non-Operating Revenues                                                  2
                                                                                  ----------------
                Total Non-Operating Income                                                                  13,294
          Expenses Not Related to Business Operations:
                Legal and Professional Fees
                Total Non-Operating Expenses
                                                                                                       ----------------
NET INCOME/LOSS FOR PERIOD                                                                               $(550,382)
                                                                                                       ================



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                                                OPERATING REPORT
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